UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 7, 2018

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On November 7, 2018, and effective as of September 29, 2018, School Specialty, Inc. (the “Company”) entered into the Second Amendment of its Loan Agreement dated April 7, 2017 (the “Term Loan Agreement”) among the Company, as borrower, certain of its subsidiaries, as guarantors, the financial parties party thereto, as lenders (the “Term Loan Lenders”) and TCW Asset Management Company LLC, as the agent (the “Term Loan Amendment”) in order to: (1) reduce its fixed charge coverage ratio in Section 10.3.1 for the five fiscal quarters ending December 29, 2018 through December 28, 2019, (2) reduce the number of days set forth in Section 10.2.3, for fiscal 2018, during which the Company may have no revolving loans outstanding from 60 to 14 and adjust the time period of such reduction to be between December 15, 2018 and January 31, 2019, (3) to give effect to ASC Topic 606, “Revenue from Contracts with Customers” under Section 1.2 for the purpose of the computation of any financial covenant retroactive to December 31, 2017 and for all other purposes effective as of the date of the Term Loan Amendment, (4) changing the delayed draw term loan commitment termination date from April 7, 2019 to the effective date of the Term Loan Amendment, and (5) providing that the Applicable Margin shall assume a net senior leverage ratio of greater than 3.75x from the date of the Term Loan Amendment until the Company delivers its financial statements for fiscal 2018 and the related compliance certificate.

Also on November 7, 2018, and effective as of September 29, 2018, the Company entered into the Fifth Amendment to Loan Agreement dated June 11, 2013(the “ABL Agreement”) among the Company, certain of its subsidiary borrowers, Bank of America, N.A. and Bank of Montreal as lenders (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “ABL Amendment”) in order to: (1) give effect to ASC Topic 606, “Revenue from Contracts with Customers” for the purpose of the computation of any financial covenant retroactive to December 31, 2017 and for all other purposes effective as of the date of the ABL Amendment, and (2) substitute the LIBOR Screen Rate (as defined in the ABL Amendment) with the LIBOR Successor Rate (as defined in the ABL Amendment) in the event that the LIBOR Screen Rate is not available or published on a current basis, it was announced that LIBOR or LIBOR Screen Rate will no longer be made available or a new benchmark interest rate has been adopted to replace LIBOR.

The Term Loan Amendment and the ABL Amendment are filed as exhibits herewith and incorporated herein by reference.  The foregoing descriptions of the Term Loan Amendment and the ABL Amendment do not purport to be complete and are qualified in their entirety by the full text of such agreements.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Second Amendment, dated as of November 7, 2018, to the Loan Agreement, dated as of April 7, 2017, by and among School Specialty, Inc., as borrower, certain of its subsidiaries, as guarantors, the financial parties thereto, as lenders, and TCW Asset Management Company, LLC, as agent.

10.2

Fifth Amendment, dated as of November 7, 2018, to the Loan Agreement dated as of June 11, 2013, by and among School Specialty, Inc. and certain of its subsidiaries, as borrowers, Bank of America, N.A. and Bank of Montreal, as lenders, Bank of Montreal as syndication agent, and Bank of America, N.A., as agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: November 9, 2018	By: /s/ Kevin Baehler
Kevin Baehler Executive Vice President and Chief Financial Officer

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